EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of Capstone Therapeutics Corp. (the “Company”) of our report dated March 16, 2015, (which includes an explanatory paragraph regarding the Company’s going concern uncertainty) relating to the consolidated financial statements of the Company, and to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Scottsdale, Arizona
July 2, 2015